Exhibit 99.1

NEWS RELEASE

HELMERICH & PAYNE, INC. / 1437 SOUTH BOULDER AVENUE / TULSA, OKLAHOMA

December 8, 2017

HELMERICH & PAYNE, INC.

ANNOUNCES ACQUISITION OF MAGNETIC VARIATION SERVICES, LLC

H&P and MagVAR Combination Brings Oil & Gas Drilling Accuracy to New Level

TULSA, Okla., December 8, 2017 (GLOBE NEWSWIRE) — Helmerich & Payne, Inc. (NYSE: HP) announced today it has acquired Magnetic Variation Services, LLC (MagVAR), an industry leader in enhancing the accuracy of directional drilling and wellbore optimization.

Through comprehensive 3D geomagnetic reference modeling, MagVAR provides measurement while drilling (MWD) survey corrections by identifying and quantifying MWD tool measurement errors in real-time, greatly improving directional drilling performance and wellbore placement. MagVAR technology has been successfully deployed in both onshore and offshore fields in North America, South America, Europe, Africa, Australia and Asia.  Founded in 2010, MagVAR will maintain its headquarters in Westminster, Colorado.

John Lindsay, Helmerich & Payne, Inc.’s President and CEO, stated, “As the industry continues to drill longer lateral wellbores and unconventional drilling moves into the development stage, we believe accurate well placement becomes increasingly important in order to maximize field economics. MagVAR’s technology helps achieve this and our acquisition of the company reflects our continuing desire to provide performance-driven drilling services and grow our Family of Solutions®.  Our investment in MagVAR underscores H&P’s commitment to providing the latest value creating technology to our customers regardless of the drilling contractor.

“Adding MagVAR’s capability to MOTIVE’s unique directional drilling technology generates a powerful software platform that creates a compelling value opportunity for E&P companies. As part of H&P, we believe an official partnership with MagVAR creates a unique and desirable service offering that brings directional drilling accuracy to a new level in the oil and gas industry.”

Dr. Stefan Maus, MagVAR’s founder and CEO, stated, “Joining forces with H&P and MOTIVE means our technology will have even greater potential to reduce positional uncertainty in the drilling process. This is an exciting development in addressing the critical need to achieve economic value in shale and tight oil plays.”

H&P closed its acquisition of MOTIVE Drilling Technologies, Inc., in June 2017.

Skadden, Arps, Slate, Meagher & Flom LLP and Vinson & Elkins LLP served as legal advisors and Duff & Phelps LLC served as financial advisor to Helmerich & Payne, Inc. Bryan Cave LLP served as legal advisor to MagVAR.

Acquisition Terms

The financial terms of the acquisition were not disclosed. However, in connection with the transaction and in part as consideration for MagVAR equity owned by certain of its management members, H&P granted certain management members restricted stock awards covering 213,904 shares of H&P common stock in the aggregate (163,993 shares to Stefan Maus and 49,911 shares to Shawn DeVerse). The restricted stock awards are not part of any existing Helmerich & Payne, Inc. equity incentive plan but are an inducement for the management members to assume and continue employment with H&P. Such restricted stock awards vest in three equal annual installments, generally subject to continued employment, with accelerated vesting occurring upon certain specified events.

About Helmerich & Payne, Inc.

Helmerich & Payne, Inc. is an industry leader in contract drilling with land and offshore drilling operations around the world, including 388 land rigs. Established in 1920, H&P has steadily expanded to meet the demands of an increasingly complex and globalized industry. H&P operates from a position of strength, anchored by a strong balance sheet, integrated business model, unparalleled experience and highly skilled workforce of approximately 8,000 people. For more information, visit www.hpinc.com.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and such statements are based on current expectations and assumptions that are subject to risks and uncertainties.  All statements other than statements of historical facts included in this release, including, without limitation, statements regarding the registrant’s future financial position, operations outlook, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements.  For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s SEC filings, including but not limited to its annual report on Form 10-K and quarterly reports on Form 10-Q.  As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements.  We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law.

Note Regarding Trademarks. Helmerich & Payne, Inc. owns or has the rights to the use of trademarks, service marks and trade names that it uses in conjunction with the operations of the business.  Some of the trademarks that appear in this release include Family of Solutions, which may be registered or trademarked in the U.S. and other jurisdictions.

Contact:  Investor Relations

investor.relations@hpinc.com

(918) 588-5190

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